                                                                     EXHIBIT 4.1

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                                US UNWIRED INC.

                             SERIES A AND SERIES B
             13/3/8/% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

                         ____________________________

                                   INDENTURE

                         Dated as of October 29, 1999

                         ____________________________

                      State Street Bank and Trust Company

                                    Trustee

                         ____________________________







--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                 Indenture Section
Act Section
310(a)(1)..................................................................           7.10
   (a)(2)..................................................................           7.10
   (a)(3)..................................................................           N.A.
   (a)(4)..................................................................           N.A.
   (a)(5)..................................................................           7.10
   (b).....................................................................           7.10
   (c).....................................................................           N.A.
311(a).....................................................................           7.11
   (b).....................................................................           7.11
   (c).....................................................................           N.A.
312(a).....................................................................           2.05
   (b).....................................................................          14.03
   (c).....................................................................          14.03
313(a).....................................................................           7.06
   (b)(1)..................................................................          12.03
   (b)(2)..................................................................           7.07
   (c).....................................................................        7.06;14.02
   (d).....................................................................           7.06
314(a).....................................................................        4.03;14.02
   (b).....................................................................          12.02
   (c)(1)..................................................................          14.04
   (c)(2)..................................................................          14.04
   (c)(3)..................................................................           N.A.
   (d).....................................................................   12.03, 12.04, 12.05
   (e).....................................................................          14.05
   (f).....................................................................           N.A.
315(a).....................................................................           7.01
   (b).....................................................................        7.05,14.02
   (c).....................................................................           7.01
   (d).....................................................................           7.01
   (e).....................................................................           6.11
316(a) (last sentence).....................................................           2.09
   (a)(1)(A)...............................................................           6.05
   (a)(1)(B)...............................................................           6.04
   (a)(2)..................................................................           N.A.
   (b).....................................................................           6.07
   (c).....................................................................           2.12
317(a)(1)..................................................................           6.08
   (a)(2)..................................................................           6.09
   (b).....................................................................           2.04
318(a).....................................................................          14.01
   (b).....................................................................           N.A.
   (c).....................................................................          14.01

N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1. DEFINITIONS AND  INCORPORATION BY REFERENCE........................................................  1

 Section 1.01.  Definitions...................................................................................  1
 Section 1.02.  Other Definitions............................................................................. 15
 Section 1.03.  Incorporation by Reference of Trust Indenture Act............................................. 16
 Section 1.04.  Rules of Construction......................................................................... 16

ARTICLE 2. THE NOTES.......................................................................................... 17

 Section 2.01.  Form and Dating............................................................................... 17
 Section 2.02.  Execution and Authentication.................................................................. 18
 Section 2.03.  Registrar and Paying Agent.................................................................... 18
 Section 2.04.  Paying Agent to Hold Money in Trust........................................................... 18
 Section 2.05.  Holder Lists.................................................................................. 19
 Section 2.06.  Transfer and Exchange......................................................................... 19
 Section 2.07.  Replacement Notes............................................................................. 30
 Section 2.08.  Outstanding Notes............................................................................. 30
 Section 2.09.  Treasury Notes................................................................................ 31
 Section 2.10.  Temporary Notes............................................................................... 31
 Section 2.11.  Cancellation.................................................................................. 31
 Section 2.12.  Defaulted Interest............................................................................ 31

ARTICLE 3. REDEMPTION AND  PREPAYMENT......................................................................... 32

 Section 3.01.  Notices to Trustee............................................................................ 32
 Section 3.02.  Selection of Notes to Be Redeemed............................................................. 32
 Section 3.03.  Notice of Redemption.......................................................................... 32
 Section 3.04.  Effect of Notice of Redemption................................................................ 33
 Section 3.05.  Deposit of Redemption Price................................................................... 33
 Section 3.06.  Notes Redeemed in Part........................................................................ 33
 Section 3.07.  Optional Redemption........................................................................... 34
 Section 3.08.  Mandatory Redemption.......................................................................... 34
 Section 3.09.  Offer to Purchase by Application of Excess Proceeds........................................... 34

ARTICLE 4. COVENANTS.......................................................................................... 36

 Section 4.01.  Payment of Notes.............................................................................. 36
 Section 4.02.  Maintenance of Office or Agency............................................................... 36
 Section 4.03.  Reports....................................................................................... 36
 Section 4.04.  Compliance Certificate........................................................................ 37
 Section 4.05.  Taxes......................................................................................... 38
 Section 4.06.  Stay, Extension and Usury Laws................................................................ 38
 Section 4.07.  Restricted Payments........................................................................... 38
 Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries................................ 40
 Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.................................... 40
 Section 4.10.  Asset Sales................................................................................... 42
 Section 4.11.  Transactions with Affiliates.................................................................. 43
 Section 4.12.  Liens......................................................................................... 44
 Section 4.13.  Business Activities........................................................................... 44
 Section 4.14.  Corporate Existence........................................................................... 44
 Section 4.15.  Offer to Repurchase Upon Change of Control.................................................... 44
 Section 4.16.  No Senior Subordinated Debt................................................................... 45
 Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries....................................... 45
 Section 4.18.  Payments for Consent.......................................................................... 46

 Section 4.19.   Additional Note Guarantees................................................................... 46

ARTICLE 5. SUCCESSORS......................................................................................... 46

 Section 5.01.   Merger, Consolidation, or Sale of Assets..................................................... 46
 Section 5.02.   Successor Corporation Substituted............................................................ 47

ARTICLE 6. DEFAULTS AND REMEDIES.............................................................................. 47

 Section 6.01.   Events of Default............................................................................ 47
 Section 6.02.   Acceleration................................................................................. 49
 Section 6.03.   Other Remedies............................................................................... 49
 Section 6.04.   Waiver of Past Defaults...................................................................... 50
 Section 6.05.   Control by Majority.......................................................................... 50
 Section 6.06.   Limitation on Suits.......................................................................... 50
 Section 6.07.   Rights of Holders of Notes to Receive Payment................................................ 50
 Section 6.08.   Collection Suit by Trustee................................................................... 51
 Section 6.09.   Trustee May File Proofs of Claim............................................................. 51
 Section 6.10.   Priorities................................................................................... 51
 Section 6.11.   Undertaking for Costs........................................................................ 52

ARTICLE 7. TRUSTEE............................................................................................ 52

 Section 7.01.   Duties of Trustee............................................................................ 52
 Section 7.02.   Rights of Trustee............................................................................ 53
 Section 7.03.   Individual Rights of Trustee................................................................. 53
 Section 7.04.   Trustee's Disclaimer......................................................................... 54
 Section 7.05.   Notice of Defaults........................................................................... 54
 Section 7.06.   Reports by Trustee to Holders of the Notes................................................... 54
 Section 7.07.   Compensation and Indemnity................................................................... 54
 Section 7.08.   Replacement of Trustee....................................................................... 55
 Section 7.09.   Successor Trustee by Merger, etc............................................................. 56
 Section 7.10.   Eligibility; Disqualification................................................................ 56
 Section 7.11.   Preferential Collection of Claims Against Company............................................ 56

ARTICLE 8. LEGAL DEFEASANCE AND  COVENANT DEFEASANCE.......................................................... 56

 Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance..................................... 56
 Section 8.02.   Legal Defeasance and Discharge............................................................... 56
 Section 8.03.   Covenant Defeasance.......................................................................... 57
 Section 8.04.   Conditions to Legal or Covenant Defeasance................................................... 57
 Section 8.05.   Deposited Money and Government Securities to be Held in Trust; Other
                 Miscellaneous Provisions..................................................................... 58
 Section 8.06.   Repayment to Company......................................................................... 59
 Section 8.07.   Reinstatement................................................................................ 59

ARTICLE 9. AMENDMENT, SUPPLEMENT  AND WAIVER.................................................................. 60

 Section 9.01.   Without Consent of Holders of Notes.......................................................... 60
 Section 9.02.   With Consent of Holders of Notes............................................................. 60
 Section 9.03.   Compliance with Trust Indenture Act.......................................................... 61
 Section 9.04.   Revocation and Effect of Consents............................................................ 62
 Section 9.05.   Notation on or Exchange of Notes............................................................. 62
 Section 9.06.   Trustee to Sign Amendments, etc.............................................................. 62

ARTICLE 10. SUBORDINATION..................................................................................... 62

 Section 10.01.  Agreement to Subordinate..................................................................... 62
 Section 10.02.  Liquidation; Dissolution; Bankruptcy......................................................... 62
 Section 10.03.  Default on Designated Senior Debt............................................................ 63
 Section 10.04.  Acceleration of Notes........................................................................ 64
 Section 10.05.  When Distribution Must Be Paid Over.......................................................... 64

 Section 10.06.    Notice by Company............................................................................ 64
 Section 10.07.    Subrogation.................................................................................. 64
 Section 10.08.    Relative Rights.............................................................................. 64
 Section 10.09.    Subordination May Not Be Impaired by Company................................................. 65
 Section 10.10.    Distribution or Notice to Representative..................................................... 65
 Section 10.11.    Rights of Trustee and Paying Agent........................................................... 65
 Section 10.12.    Authorization to Effect Subordination........................................................ 65
 Section 10.13.    Amendments................................................................................... 66

ARTICLE 11. NOTE GUARANTEES..................................................................................... 66

 Section 11.01.    Guarantee.................................................................................... 66
 Section 11.02.    Subordination of Note Guarantee.............................................................. 67
 Section 11.03.    Limitation on Guarantor Liability............................................................ 67
 Section 11.04.    Execution and Delivery of Note Guarantee..................................................... 67
 Section 11.05.    Guarantors May Consolidate, etc., on Certain Terms........................................... 68
 Section 11.06.    Releases Following Sale of Assets............................................................ 68

ARTICLE 12. COLLATERAL AND  SECURITY............................................................................ 69

 Section 12.01.    Pledge Agreement............................................................................. 69
 Section 12.02.    Recording and Opinions....................................................................... 69
 Section 12.03.    Release of Collateral........................................................................ 70
 Section 12.04.    Certificates of the Company.................................................................. 70
 Section 12.05.    Certificates of the Trustee.................................................................. 71
 Section 12.06.    Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement............... 71
 Section 12.07.    Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.................. 71
 Section 12.08.    Termination of Security Interest............................................................. 71

ARTICLE 13. SATISFACTION AND  DISCHARGE......................................................................... 71

 Section 13.01.    Satisfaction and Discharge................................................................... 71
 Section 13.02.    Application of Trust Money................................................................... 72

ARTICLE 14. MISCELLANEOUS....................................................................................... 73

 Section 14.01.    Trust Indenture Act Controls................................................................. 73
 Section 14.02.    Notices...................................................................................... 73
 Section 14.03.    Communication by Holders of Notes with Other Holders of Notes................................ 74
 Section 14.04.    Certificate and Opinion as to Conditions Precedent........................................... 74
 Section 14.05.    Statements Required in Certificate or Opinion................................................ 74
 Section 14.06.    Rules by Trustee and Agents.................................................................. 74
 Section 14.07.    No Personal Liability of Directors, Officers, Employees and Stockholders..................... 75
 Section 14.08.    Governing Law................................................................................ 75
 Section 14.09.    No Adverse Interpretation of Other Agreements................................................ 75
 Section 14.10.    Successors................................................................................... 75
 Section 14.11.    Severability................................................................................. 75
 Section 14.12.    Counterpart Originals........................................................................ 75
 Section 14.13.    Table of Contents, Headings, etc............................................................. 75

                                    EXHIBITS

Exhibit A1  FORM OF NOTE
Exhibit A2  FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF NOTE GUARANTEE

Exhibit F       FORM OF SUPPLEMENTAL INDENTURE
Exhibit G       FORM OF PLEDGE AGREEMENT

     INDENTURE dated as of October 29, 1999 among US Unwired Inc., a Louisiana corporation (the "Company"), the Guarantors (as defined herein) and State Street Bank and Trust Company, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13 3/8% Series A Senior Subordinated Discount Notes due 2009 (the "Series A Notes") and the 13 3/8% Series B Senior Subordinated Discount Notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

     "144A Global Note" means a permanent global note substantially in the form of Exhibit A1 hereto that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A.

     "Accreted Value" means, for each $1,000 face amount of Notes, as of any date of determination prior to November 1, 2004, the sum of: (a) the initial offering price of each Note; and (b) that portion of the excess of the principal amount of each Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each May 1 and November 1 at the rate of 13 3/8% per year from the date of issuance of the Notes through the date of determination, as calculated by the Company. The Accreted Value of any Note on or after November 1, 2004 shall be 100% of the principal amount thereof.

     "Acquired Debt" means, with respect to any specified Person: (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Annualized Operating Cash Flow" on any date, means with respect to any Person the Operating Cash Flow for the Reference Period multiplied by four.

     "Annualized Operating Cash Flow Ratio" on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of:
(a) consolidated Indebtedness of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) on the Transaction Date (after giving pro forma effect to the incurrence of such Indebtedness) divided by (b) the aggregate amount of

Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such disposition has occurred at the beginning of such Reference Period); provided, that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness: (i) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (ii) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (iii) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and
(iv) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means: (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million; (ii) a transfer of assets to the Company or any of its Restricted Subsidiaries that are at least 90%-owned by the Company (other than LEC Unwired, LLC); (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary that is at least 90%-owned by the Company (other than LEC Unwired, LLC) to the Company or to another Restricted Subsidiary (other than LEC Unwired, LLC); (iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (v) the sale or other disposition of cash or Cash Equivalents; and (vi) a Restricted Payment or Permitted Investment that is permitted by the provisions of Section 4.07 hereof.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means: (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:  (a) in the case of a corporation, corporate stock;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

     "Cedel" means Cedel Bank, SA.

     "Change of Control" means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and any Related Parties of the Principal, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares; or (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; provided, however, that changes in specific representatives of existing investors that are entitled to nominate board representatives shall be excluded from consideration for purposes of this clause
(d).

     "Collateral Agent" shall have the meaning set forth in the Pledge
Agreement.

     "Company" means US Unwired Inc., and any and all successors thereto.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of: (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including interest attributable to Capitalized Lease Obligations) of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) during such period, on a consolidated basis, including: (i) original issue discount and non-cash interest payments or accruals on any Indebtedness; (ii) the interest portion of all deferred payment obligations; and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Hedging Obligations, in each case to the extent attributable to such period; plus (b) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of preferred stock (other than by Restricted Subsidiaries (other than LEC Unwired, LLC) of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition: (A) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and (B) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person or an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" of any Person for any period means the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss)), and without duplication: (a) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business); (b) the net income or loss of LEC Unwired, LLC or of any Unrestricted Subsidiary or any Person that is not a Restricted Subsidiary in which such Person or any of its Restricted Subsidiaries has an interest; (c) except as provided in the definition of "Annualized Operating Cash Flow Ratio," the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and (d) the net income, (but not loss), of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of: (a) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) as of such date; plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date of this Indenture; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of October 1, 1999, by and among the Company and CoBank, ACB, as administrative agent and a lender; The Bank of New York, a documentation agent and a lender; BNY Capital Markets, Inc., a co-arranger; First Union Securities, Inc., a syndication agent and a co-arranger; First Union National Bank, a lender; and the other lenders party thereto, providing for up to $130.0 million of term and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Debt" means (a) any Indebtedness outstanding under or with respect to the Credit Agreement (whether outstanding on the date of issuance of the Notes or thereafter incurred), including fees, brokerage costs and related Hedging Agreements); and (b) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of
Section 4.07 hereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 hereto issued in accordance with Sections 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a Guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means each of Louisiana Unwired, LLC, Unwired Telecom Corp. and any Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (a) borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) banker's acceptances; (d) representing Capital Lease Obligations; (e) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (f) representing any Hedging Obligations; if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Note Guarantee by the specified Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof between CoBank ACB and Trustee.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Note Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Issue Date" means the time and date of the first issuance of the Notes under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Pops" of any Person with respect to any system means the Pops of the Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") served by such system multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a system in that MSA or RSA.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness: (a) as to which neither the Company nor any Guarantor (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a Guarantor or otherwise, or (c) constitutes the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against LEC Unwired, LLC or an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any Guarantor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Guarantor.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05 hereof.

     "Operating Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus: (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (b) consolidated interest expense of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (c) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (d) the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) to the extent such payments relate to non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus (e) any extraordinary gain (but not loss) of such Person and its Restricted Subsidiaries (other than LEC Unwired, LLC) during such period, together with any related provision for taxes on such extraordinary gain (but not loss) to the extent such gains increased Consolidated Net Income. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company (other than LEC Unwired, LLC) shall be added to Consolidated Net Income to compute Operating Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Acquisition Indebtedness" means, with respect to any Person, Indebtedness incurred in connection with the acquisition of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Permitted Business; provided that, in the case of the Company or its Restricted Subsidiaries, as applicable, (a) the Company's Annualized Operating Cash Flow Ratio, after giving effect to such acquisition and such incurrence on a pro forma basis, is no greater than such ratio prior to giving pro forma effect to such acquisition and such incurrence,
(b) the Company's consolidated Indebtedness, divided by the Net Pops of the Company and its Restricted Subsidiaries, in each case giving pro forma effect to the acquisition and such incurrence, does not exceed $50, (c) the Company's consolidated Indebtedness divided by the Net Pops of the Company and its Restricted Subsidiaries does not increase as a result of the acquisition and such incurrence and (d) after giving effect to such acquisition and such incurrence the acquired property, businesses or assets or such Capital Stock is owned directly by the Company or a Wholly Owned Restricted Subsidiary of the Company.

     "Permitted Business" means any business primarily involved in the ownership, design, construction, development, acquisition, installation, management or provision of wireless communications systems, including any business conducted by US Unwired or any Restricted Subsidiary on the closing date.

     "Permitted Investments" means: (a) any Investment in a Restricted Subsidiary of the Company that is at least 90%-owned by the Company (other than LEC Unwired, LLC); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of the Company that is at least 90%-owned by the Company; (other than LEC Unwired, LLC); or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is at least 90%-owned by the Company (other than LEC Unwired, LLC); (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof;
(e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations; and (g) Permitted Texas Unwired Investments.

     "Permitted Junior Securities" means (a) Equity Interests in the Company or any Guarantor; or (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

     "Permitted Liens" means: (a) Liens securing the Credit Facilities permitted by this Indenture to be incurred; (b) Liens in favor of the Company or the Guarantors (other than with respect to intercompany Indebtedness); (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary; (d) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (g) Liens existing on the date of this Indenture; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (i) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding; (j) Liens securing Non-Recourse Debt of LEC Unwired, LLC; and (k) Liens securing Indebtedness, in an aggregate amount not to exceed $7.0 million, permitted by clause (viii) of the second paragraph of Section 4.09 hereof for the purpose of financing the construction or acquisition of a headquarters building and associated rights in real estate and covering only the assets acquired with such Indebtedness; and (l) Liens under the Pledge Agreement.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith, including any market premium required to repurchase such Indebtedness in a transaction where the repurchase price does not exceed the fair market value of such Indebtedness); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Texas Unwired Investments" means the initial contribution of the customer base, assets and rights and obligations related to the Beaumont-Port Arthur and Lufkin-Nacagdoches markets to Texas Unwired and the extension of an intercompany loan by the Company of up to $20.0 million to Texas Unwired.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit G hereto, as such agreement may be amended, modified or supplemented from time to time.

     "Pledged Collateral" means any assets of the Company defined as Pledged Collateral in the Pledge Agreement.

     "Pops" means the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") as derived from the most recent Donnelly Market Service or if such statistics are no longer printed in the Donnelly Market Service or the Donnelly Market Service is no longer published, the most recent Rand McNally Commercial Atlas, or if such statistics are no longer printed in the Rand McNally Commercial Atlas or if the Rand McNally Commercial Atlas is no longer published, such other nationally recognized source or such information.

     "Principal" means William Henning, Sr.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Reference Period" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 29, 1999, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S or a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means: (a) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Principal; or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (a).

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of Persons means any Subsidiary of the referenced Persons that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means (a) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto; (b) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and (c) all Obligations with respect to the items listed in the preceding clauses (a) and
(b). Notwithstanding anything to the contrary in the preceding, Senior Debt, including Senior Debt described in the preceding clause (b), will not include:
(i) any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company or any Guarantor to any of their Subsidiaries or other Affiliates (other than the Company or a Guarantor); (iii) any trade payables; or (iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

     "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Credit Facilities.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Louisiana Unwired, LLC and Unwired Telecom Corp. or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under the provisions of Section 4.09 hereof, and (B) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Pops" of any Person means the Pops of the Metropolitan Statistical Areas ("MSA") or Rural Service Areas ("RSA") where such Person holds a majority ownership interest in an entity that (a) is licensed by the Federal Communications Commission to construct or operate a PCS system in that MSA or RSA or (b) has been granted the rights to construct or operate a PCS system in that MSA or RSA by another Person licensed by the Federal Communications Commission.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.  Other Definitions.

                                                                                          Defined in
     Term                                                                                  Section
     ----                                                                                  -------
     "Affiliate Transaction"............................................................     4.11
     "Asset Sale Offer".................................................................     3.09
     "Authentication Order".............................................................     2.02
     "Bankruptcy Law"...................................................................     4.01
     "Change of Control Offer"..........................................................     4.15
     "Change of Control Payment"........................................................     4.15
     "Change of Control Payment Date"...................................................     4.15
     "Covenant Defeasance"..............................................................     8.03
     "Event of Default".................................................................     6.01
     "Excess Proceeds"..................................................................     4.10
     "incur"............................................................................     4.09
     "Legal Defeasance".................................................................     8.02
     "Offer Amount".....................................................................     3.09

                                                                                          Defined in
     Term                                                                                  Section
     ----                                                                                  -------
     "Offer Period".....................................................................     3.09
     "Paying Agent".....................................................................     2.03
     "Permitted Debt"...................................................................     4.09
     "Purchase Date"....................................................................     3.09
     "Registrar"........................................................................     2.03
     "Restricted Payments"..............................................................     4.07

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (a)   a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c)   "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e)   provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.
                                  THE NOTES

Section 2.01.  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof except that Notes used to pay Liquidated Damages may be in other denominations.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company certifying that the Restricted Period has terminated. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                 (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted

     Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

     Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act as certified to the Registrar by the person requesting such exchange or transfer, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)  the Registrar receives the following:

                       (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                       (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the

     Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global

     Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)   the Registrar receives the following:

                       (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                 (1)(c) thereof; or

                       (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)  the Registrar receives the following:

                     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

           (i)   Private Placement Legend.

                 (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE

UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND

(IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF US UNWIRED INC."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (iv) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $523.06, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,145.69, THE ISSUE DATE IS OCTOBER 29, 1999 AND THE YIELD TO MATURITY IS 13 3/8% PER ANNUM."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)    General Provisions Relating to Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                 (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
          4.15 and 9.05 hereof).

                 (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                 (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                 (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                 (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                 (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all the rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the

Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)    the redemption date;

     (b)    the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)   the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to November 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:



     Year                                                             Percentage
     ----                                                             ----------

     2004...........................................................  106.688%
     2005...........................................................  104.458%
     2006...........................................................  102.229%
     2007 and thereafter............................................  100.000%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to November 1, 2002, the Company may, on any one or more occasions, redeem up to 35% of the originally issued aggregate principal amount of Notes with the net cash proceeds of one or more public equity offerings of its stock at a redemption price equal to 113 3/8% of the Accreted Value thereof as of the redemption date, and Liquidated Damages, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 45 days of the date of the closing of such public equity offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b)   the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the date and in the amount set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

     Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a). In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the test set forth in Section 4.09(i); and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture is less than the sum, without duplication, of: (1) the amount determined by subtracting (x)
2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from December 31, 2002 to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, plus (2) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (3) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of this Indenture from LEC Unwired, LLC or an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (4) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of its declaration, if on the date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests (a) shall not exceed $2.0 million in any fiscal year and (b) any unused amount in any twelve-month period may be carried forward to one or more future periods; and (vi) payments not otherwise permitted by clauses (i) through (v) in an amount not to exceed $10.0 million.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Guarantor to: (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture; (b) this Indenture, the Notes and the Note Guarantees; (c) applicable law; (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of the preceding paragraph; (g) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (i) Permitted Liens that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Permitted Lien; (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if: (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) the Company's Annualized Operating Cash Flow Ratio after giving effect to the incurrence of the Indebtedness would have been less than the ratios set forth below for the calendar year periods indicated:

               For the Period                         Ratio
               1999-2005..............................7.0x
               2006 and after.........................6.0x

     The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):
(i) the incurrence by the Company of revolving credit Indebtedness and letters of credit under the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company to repay Indebtedness under the Credit Agreement and effect a corresponding commitment reduction thereunder pursuant to Section 4.10; (ii) the incurrence by the Company and the Guarantors of Permitted Acquisition Indebtedness; (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness; (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement; (v) the incurrence by the Company or any of its Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
(v), not to exceed $5 million at any time outstanding; (vi) the incurrence by the Company or any of its Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (iii) or (iv) of this paragraph; (vii) the incurrence by the Company or any of its Guarantors of intercompany Indebtedness between or among the Company and any of its Guarantors; provided, however, that: (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (vii); (viii) the incurrence by the Company or any of its Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), not to exceed $50.0 million; (ix) the incurrence by the Company or any of its Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (x) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any of the Guarantors that is permitted to be incurred by another provision of this Section 4.09; (xi) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; and (xii) the incurrence by LEC Unwired, LLC or by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of LEC Unwired, LLC or an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xii).

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

Section 4.10.  Asset Sales.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, and (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option: (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness to correspondingly reduce commitments with respect thereto, (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (iii) to make a capital expenditure, or (iv) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the Accreted Value (if such date of purchase is prior to November 1, 2004) and Liquidated Damages, if any, to the date of purchase, or 100% of the principal amount (if such date of purchase is on or after November 1, 2004) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount and/or Accreted Value, as the case may be, of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the

Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11.  Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person; (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; and (vi) Restricted Payments that are permitted by the provisions of Section 4.07.

     The following items shall be deemed Affiliate Transactions, but shall not be subject to the fairness opinion provisions in paragraph (ii)(b) above: (i) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communication network facilities, including, without limitation, cable or other fiber lines, equipment of transmission capacity, of any Affiliate of the Company (such Affiliate being a "Related Party") on terms that are no less favorable, when taken as a whole, to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties; (ii) transactions involving the provision of telecommunication services, including billing and related back-office support, by a Related Party in the ordinary course of business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable, when taken as a whole, to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties; and (iii) any sales agency agreement pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries.

Section 4.12.  Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13.  Business Activities.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14.  Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Offer to Repurchase Upon Change of Control.

     If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a change of control payment in cash equal to 101% of the aggregate Accreted Value of the Notes on the date of purchase (if such date of purchase is prior to November 1, 2004) or 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such date of purchase is on or after November 1, 2004) (in either case, the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control
Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Accreted Value (if such date of purchase is prior to November 1, 2004) or the aggregate principal amount of the Notes (if such date or purchase is on or after November 1, 2004) or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.  No Senior Subordinated Debt.

     Notwithstanding the provisions of Section 4.09 hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the business currently operated by US Unwired, Unwired Telecom Corp. or Louisiana Unwired, LLC be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18.  Payments for Consent.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.  Additional Note Guarantees.

     If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a Note Guarantee in the form of a supplemental indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture within 10 Business Days of the date on which it was acquired or created. The form of such Note Guarantee is attached as Exhibit E hereto.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

     The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless: (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made: (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (b) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional

Indebtedness pursuant to the Annualized Operating Cash Flow Ratio test set forth in the first paragraph of Section 4.09 herein.

     The sale of the Company's PCS business shall be deemed a sale of substantially all of the assets of the Company for purposes of the provisions of this Section 5.01. In addition, the Company, Unwired Telecom Corp. and Louisiana Unwired, LLC may not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person.

     The provisions of this Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

     (c) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

     (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Pledge Agreement for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the

Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid or undischarged judgments exceeds $5 million;

     (g) the Company or any group of its Restricted Subsidiaries other than LEC Unwired, LLC:

          (i)  commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v)  generally is not paying its debts as they become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC in an involuntary case;

          (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC; or

          (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC; and the order or decree remains unstayed and in effect for 60 consecutive days; or

     (i) the Company shall breach any material representation, warranty or agreement set forth in the Pledge Agreement or the Pledge Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect.

     (j) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any

Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Note Guarantee.

Section 6.02.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries, other than LEC Unwired, LLC, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, all principal of and accrued interest on (if on or after November 1, 2004) or Accreted Value of (if prior to November 1, 2004) the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company or any Restricted Subsidiary other than LEC Unwired, LLC, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after November 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to November 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on November 1 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value of the Notes to the date of payment that would otherwise be due but for the provisions of this sentence):

     Year                                                   Percentage
     ----                                                   ----------
     1999.................................................. 113.375%
     2000.................................................. 112.038%
     2001.................................................. 110.700%
     2002.................................................. 109.363%
     2003.................................................. 108.025%

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.
                                   TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)   Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Paying Agent, Registrar and any Authenticating Agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section 7.01 with respect to the Trustee.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission of any Depositary.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a)   the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d)   the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (iv) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become

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due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

     (a)   to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article 5 or Article 10 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and

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

upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the Notes;

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

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

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01.  Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes including without limitation the Liquidated Damages is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders from time to time of Senior Debt.

Section 10.02.  Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of the Company's or any Guarantor's assets and liabilities:

          (i) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any

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

     such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes or the Note Guarantees (except that Holders may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03.  Default on Designated Senior Debt.

     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes including making any deposit in trust and may not acquire from the Trustee or any Holder any Notes for cash or property nor may any Guarantor make any payment in respect of its Note Guarantee (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (i) a failure to make any payment on any series of Designated Senior Debt when due (including upon any acceleration of any Series of Designated Senior Debt); or

          (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (i) the date upon which the default is cured or waived (and, if applicable, any acceleration is rescinded), or

          (ii) in the case of a default referred to in clause (ii) of Section 10.03(a) hereof, the earlier of the date on which such non-payment default is cured or waived or 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

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

Section 10.04.  Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. Neither the Company nor any Guarantor may make any payment with respect to the Notes or the Note Guarantees until five Business Days after the holders of the Senior Debt receive notice of such acceleration and, thereafter, may make payments with respect to the Notes only if the provisions of this Article 10 otherwise permit payment at the time.

Section 10.05.  When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06.  Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07.  Subrogation.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08.  Relative Rights.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09.  Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.  Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.  Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.  Authorization to Effect Subordination.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders (or their representative) or Senior Debt of the Company are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.  Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11.
                                NOTE GUARANTEES

Section 11.01.  Guarantee.

     Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02.  Subordination of Note Guarantee.

     The Obligations of each Guarantor under its Note Guarantee pursuant to this
Article 11 shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03.  Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04.  Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.24 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with
Section 4.19 hereof and this Article 10, to the extent applicable.

Section 11.05.  Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 11.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

     (a) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

     (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06.  Releases Following Sale of Assets.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                            COLLATERAL AND SECURITY

Section 12.01.  Pledge Agreement.

     The performance of all obligations of Louisiana Unwired, LLC under its Guarantee shall be secured as provided in the Pledge Agreement and the Intercreditor Agreement which Louisiana Unwired, LLC has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit G hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or the Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

Section 12.02.  Recording and Opinions.

     (a) The Company shall furnish to the Trustee prior to making the Permitted Texas Unwired Investments an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     (b) The Company shall furnish to the Collateral Agent and the Trustee on November 1 in each year beginning with November 1, 2000, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     (c)   The Company shall otherwise comply with the provisions of TIA
(S)314(b).

Section 12.03.  Release of Collateral.

     (a) Subject to subsections (b), (c) and (d) of this Section 12.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and upon issuance of an Opinion of Counsel stating that all conditions precedent hereunder have been met (at the sole cost and expense of the Company), the Collateral Agent shall release Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

     (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate and Opinion of Counsel required by this Section 12.03.

     (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Notes.

     (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA (S) 313(b), relating to reports, and TIA (S) 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 12.04.  Certificates of the Company.

     The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement,
(i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA (S)314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 12.05.  Certificates of the Trustee.

     In the event that the Company wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S) 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 12.06. Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 12.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 12.08.  Termination of Security Interest.

     Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                  ARTICLE 13.
                          SATISFACTION AND DISCHARGE

Section 13.01.  Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)  either:

     (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any interest or reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02, Section 8.06 and Section
7.07 shall survive.

Section 13.02.  Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 14.
                                 MISCELLANEOUS

Section 14.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 14.02.  Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:


     US Unwired Inc.
     One Lakeshore Drive, Suite 1900
     Lake Charles, Louisiana 70629
     Telecopier No.: (318) 497-3197
     Attention: General Counsel

     With a copy to:
     Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
     201 St. Charles Avenue, Suite 4600
     New Orleans, Louisiana 70171
     Telecopier No.: (504) 586-5250
     Attention: Louis Y. Fishman

     If to the Trustee:
     State Street Bank and Trust Company
     Goodwin Square, 225 Asylum Street, 23/rd/ Floor
     Hartford, Connecticut 06103
     Telecopier No.: (860) 244-1889
     Attention: Laurel Melody-Casasanta

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03.  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, this Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.08.  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 14.11.  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13.  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES

Dated as of October 29, 1999
                                        US UNWIRED INC.



                                        By:/s/ Robert Piper
                                           ----------------------------------
                                           Name:  Robert Piper
                                           Title: President

Attest:


/s/ Thomas G. Henning
-----------------------------------
Name:  Thomas G. Henning
Title: Secretary

                                        LOUISIANA UNWIRED, LLC


                                        By:/s/ Robert Piper
                                           ------------------------------------
                                           Name:  Robert Piper
                                           Title: Manager


Attest:



/s/ Thomas G. Henning
----------------------------------
Name:  Thomas G. Henning
Title: Assistant Manager

                                        UNWIRED TELECOM CORP.


                                        By:/s/ Robert Piper
                                           -------------------------------------
                                           Name:  Robert Piper
                                           Title: President


Attest:


/s/ Thomas G. Henning
__________________________________
Name:  Thomas G. Henning
Title: Secretary

                                        STATE STREET BANK AND TRUST COMPANY



                                        By: /s/ Laurel Melody - Casasanta
                                            ---------------------------------
                                            Name:  Laurel Melody Casasanta
                                            Title:  Assistant Vice President



Attest:



/s/ illegible signature
__________________________________
Authorized Signatory
Date: October 29, 1999

                                                                      EXHIBIT A1


                                [Face of Note]
--------------------------------------------------------------------------------
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $523.06, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,145.69, THE ISSUE DATE IS OCTOBER 29, 1999 AND THE YIELD TO MATURITY IS 13 3/8% PER ANNUM.

                                                            CUSIP/CINS 90338RAA2

         13/3/8/% Series A Senior Subordinated Discount Notes due 2009

No. 1                                                       $399,840,000

                                US UNWIRED INC.

promises to pay to Cede & Co. or registered assigns,

the principal sum of Three Hundred Ninety-Nine Million Eight Hundred Forty Thousand

Dollars on November 1, 2009.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated:  October 29, 1999

                                       US UNWIRED INC.



                                       By:_________________________________
                                          Name:
                                          Title:

                                       By:_________________________________
                                          Name:
                                          Title:


This is one of the Notes referred to                     (SEAL)
in the within-mentioned Indenture:

STATE STREET BANK AND
TRUST COMPANY,
 as Trustee



By:___________________________
      Authorized Signatory

--------------------------------------------------------------------------------

                                     A1-1

                                [Back of Note]
     __% [Series A] [Series B] Senior Subordinated Discount Notes due 2009

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. US Unwired Inc. a Louisiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13/3/8/% per annum in the manner specified below and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to November 1, 2004. Thereafter, the Company will pay interest and Liquidated Damages semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture and Pledge Agreement. The Company issued the Notes under an Indenture dated as of October 29, 1999 ("Indenture") among the Company, the guarantors named therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those

                                     A1-2
made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $400 million in aggregate principal amount at maturity. The Notes are secured by a pledge of the Pledged Collateral pursuant to the Pledge Agreement referred to in the Indenture.

     5.    Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to November 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

     Year                                                      Percentage
     ----                                                      ----------
     2004.....................................................  106.688%
     2005.....................................................  104.458%
     2006.....................................................  102.229%
     2007 and thereafter......................................  100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 1, 2002, the Company may, on any one or more occasions, redeem up to 35% of the originally issued aggregate principal amount of Notes with the net cash proceeds of one or more public offering of its stock at a redemption price equal to 113/3/8/% of the Accreted Value thereof; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such public equity offering.

     6.    Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.    Repurchase at Option of Holder.

     (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a change of control payment in cash equal to 101% of the aggregate Accreted Value of the Notes on the date of purchase (if such date of purchase is prior to November 1, 2004) or 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such date of purchase is on or after November 1, 2004) (in either case, the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                     A1-3

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (as "Asset Sale Offer") pursuant to Section
3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value (if such date of purchase is prior to November 1, 2004) and Liquidated Damages, if any, to the date of purchase, or 100% of the principal amount (if such date of purchase is on or after November 1, 2004) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount and/or Accreted Value, as the case may be, of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or

                                     A1-4
maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any Restricted Subsidiary to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes or the Pledge Agreement; (v) certain defaults under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC; (viii) the breach of certain covenants in the Pledge Agreement or the Pledge Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (ix) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                     A1-5

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of October 29, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

US UNWIRED, INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana 70629

Attention:  General Counsel

                                     A1-6

                                Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                Your Signature:_________________________________
                                        (Sign exactly as your name appears on
                                          the face of this Note)

Signature Guarantee*:  ________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-7

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    [_] Section 4.10       [_] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $_______________

Date:  _______________

                                     Your Signature:____________________________
                                         (Sign exactly as your name appears on
                                           the face of this Note)

                                     Tax Identification No.:____________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-8

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                                    Principal Amount
                            Amount of decrease in      Amount of increase in      [at maturity] of this
                              Principal Amount           Principal Amount         Global Note following      Signature of authorized
                              [at maturity] of           [at maturity] of             such decrease           officer of Trustee or
    Date of Exchange          this Global Note           this Global Note             (or increase)              Note Custodian
------------------------  -------------------------  -------------------------  -------------------------  -------------------------






* This schedule should be included only if the Note is issued in global form.

                                     A1-9

                                                                      EXHIBIT A2

                 [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $523.06, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,145.69, THE ISSUE DATE IS OCTOBER 29, 1999 AND THE YIELD TO MATURITY IS 13 3/8% PER ANNUM.

                                                            CUSIP/CINS U91286AA9

         13 3/8% Series A Senior Subordinated Discount Notes due 2009

No. 2                                                                   $160,000

                                US UNWIRED INC.

promises to pay to Cede & Co. or registered assigns,

the principal sum of One Hundred Sixty Thousand

Dollars on November 1, 2009.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated:  October 29, 1999

                                              US UNWIRED INC.



                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              By: ______________________________
                                                  Name:
                                                  Title:

This is one of the Notes referred to                          (SEAL)
in the within-mentioned Indenture:


STATE STREET BANK AND
TRUST COMPANY,
 as Trustee



By: ________________________
      Authorized Signatory

--------------------------------------------------------------------------------

                                     A2-1

                 [Back of Regulation S Temporary Global Note]
    ___% [Series A] [Series B] Senior Subordinated Discount Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

                                     A2-2

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. US Unwired Inc. a Louisiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13 3/8% per annum in the manner specified below and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to November 1, 2004. Thereafter, the Company will pay interest and Liquidated Damages semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture and Pledge Agreement. The Company issued the Notes under an Indenture dated as of October 29, 1999 ("Indenture") among the Company, the guarantors named therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express

                                     A2-3
provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $400 million in aggregate principal amount at maturity. The Notes are secured by a pledge of the Pledged Collateral pursuant to the Pledge Agreement referred to in the Indenture.

     5.   Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to November 1, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

     Year                                                          Percentage
     ----                                                          ----------
     2004......................................................     106.688%
     2005......................................................     104.458%
     2006......................................................     102.229%
     2007 and thereafter.......................................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 1, 2002, the Company may, on any one or more occasions, redeem up to 35% of the originally issued aggregate principal amount of Notes with the net cash proceeds of one or more public offering of its stock at a redemption price equal to 113 3/8% of the Accreted Value thereof; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such public equity offering.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a change of control payment in cash equal to 101% of the aggregate Accreted Value of the Notes on the date of purchase (if such date of purchase is prior to November 1, 2004) or 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such date of purchase is on or after November 1, 2004) (in either case, the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar

                                     A2-4
to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (as "Asset Sale Offer") pursuant to Section
3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value (if such date of purchase is prior to November 1, 2004) and Liquidated Damages, if any, to the date of purchase, or 100% of the principal amount (if such date of purchase is on or after November 1, 2004) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount and/or Accreted Value, as the case may be, of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any

                                     A2-5
additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any Restricted Subsidiary to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes or the Pledge Agreement; (v) certain defaults under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries other than LEC Unwired, LLC; (viii) the breach of certain covenants in the Pledge Agreement or the Pledge Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (ix) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                     A2-6

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of October 29, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

US UNWIRED, INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana 70629

Attention:  General Counsel

                                     A2-7

                                Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                              Your Signature: __________________________________
                                   (Sign exactly as your name appears on
                                    the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-8

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                 [_] Section 4.10             [_] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $_______________

Date:  _______________

                              Your Signature:___________________________________
                                   (Sign exactly as your name appears on the
                                    face of this Note)

                              Tax Identification No.:___________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-9

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:


                                                                                    Principal Amount
                            Amount of decrease in      Amount of increase in      [at maturity] of this
                              Principal Amount           Principal Amount         Global Note following      Signature of authorized
                              [at maturity] of           [at maturity] of             such decrease           officer of Trustee or
    Date of Exchange          this Global Note           this Global Note             (or increase)              Note Custodian
    ----------------          ----------------           ----------------             -------------              --------------

                                     A2-10

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

US UNWIRED, INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana 70629

[Registrar address block]

     Re:  13 3/8% Senior Subordinated Discount Notes due 2009
          ----------------------------------------------------

     Reference is hereby made to the Indenture, dated as of October 29, 1999 (the "Indenture"), among US Unwired Inc., as issuer (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

     1. [_]  Check if Transferee will take delivery of a beneficial interest in
             ------------------------------------------------------------------
the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer
---------------------------------------------------------------
is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [_]   Check if Transferee will take delivery of a beneficial interest in
              ------------------------------------------------------------------
the Temporary Regulation S Global Note, the Regulation S Global Note or a
-------------------------------------------------------------------------
Definitive Note pursuant to Regulation S.  The Transfer is being effected
----------------------------------------
pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. [_] Check and complete if Transferee will take delivery of a beneficial
            -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than Rule 144A or Regulation S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

            (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

            (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

            (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------

     (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                              __________________________________________
                                      [Insert Name of Transferor]



                              By:_______________________________________
                                 Name:
                                 Title:

     Dated:  _______________

                      ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

               (a) [_] a beneficial interest in the:

                   (i)   [_]  144A Global Note (CUSIP _________), or

                   (ii)  [_]  Regulation S Global Note (CUSIP _________), or

                   (iii) [_]  IAI Global Note (CUSIP _________); or

               (b) [_] a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

               (a) [_] a beneficial interest in the:

                   (i)   [_]  144A Global Note (CUSIP _________), or

                   (ii)  [_]  Regulation S Global Note (CUSIP _________), or

                   (iii) [_]  IAI Global Note (CUSIP _________); or

                   (iv)  [_]  Unrestricted Global Note (CUSIP _________); or

               (b) [_]   a Restricted Definitive Note; or

               (c) [_]   an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

US UNWIRED, INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana 70629

[Registrar address block]

     Re:  13 3/8% Senior Subordinated Discount Noted due 2009
          ---------------------------------------------------

                             (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of October 29, 1999 (the "Indenture"), among US Unwired Inc., as issuer (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1.   Exchange of Restricted Definitive Notes or Beneficial Interests in a
          --------------------------------------------------------------------
Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests
--------------------------------------------------------------------------------
in an Unrestricted Global Note
------------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2.   Exchange of Restricted Definitive Notes or Beneficial Interests in
          ------------------------------------------------------------------
Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Notes
--------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                   _____________________________________________
                                           [Insert Name of Transferor]



                                   By:__________________________________________
                                      Name:
                                      Title:

Dated:  ______________________

                                                                       EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

US UNWIRED, INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana 70629

[Registrar address block]

     Re: 13 3/8% Senior Subordinated Discount Noted due 2009
         ---------------------------------------------------

     Reference is hereby made to the Indenture, dated as of October 29, 1999 (the "Indenture"), among US Unwired Inc., as issuer (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a) [_]   a beneficial interest in a Global Note, or

     (b) [_]   a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                   _____________________________________________
                                        [Insert Name of Accredited Investor]



                                   By:__________________________________________
                                      Name:
                                      Title:

Dated: _______________________

                                                                       EXHIBIT E

                        [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 29, 1999 (the "Indenture") among US Unwired Inc., the Guarantors listed on Schedule I thereto and State Street Bank and Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                   [Name of Guarantor(s)]



                                   By:__________________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT F

                        FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of US Unwired Inc. (or its permitted successor), a Louisiana corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 29, 1999 providing for the issuance of an aggregate principal amount at maturity of up to $400 million of 13 3/8% Senior Subordinated Discount Notes due 2009 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

     3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4.   Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

          (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

               (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

          (c)  Except as set forth in Articles 4 and 5 and Section 11.05 of
     Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5.   Releases.

          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated:  _______________, ____

                                             [Guaranteeing Subsidiary]


                                             By: _______________________________
                                             Name:
                                             Title:

                                             [Company]

                                             By: _______________________________
                                             Name:
                                             Title:

                                             [Existing Guarantors]

                                             By: _______________________________
                                             Name:
                                             Title:

                                             [Trustee],
                                             as Trustee

                                             By: _______________________________
                                                 Authorized Signatory

                                  Schedule I

                            SCHEDULE OF GUARANTORS

     The following schedule lists each Guarantor under the Indenture as of the Issue Date:

     1.   Louisiana Unwired, LLC

     2.   Unwired Telecom Corp.

                                                                       EXHIBIT G


                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------

     THIS PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement") is made and
                                              ----------------
entered into as of October 29, 1999 (the "Closing Date"), by and between
                                          ------------
Louisiana Unwired, LLC (the "Pledgor"), having its principal place of business
                             -------
at One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629, and State Street Bank and Trust Company, in its capacity as trustee under the Indenture (as defined), as collateral agent (the "Collateral Agent"), for the benefit of
                                        ----------------
itself and for the holders (the "Holders") of US Unwired, Inc.'s 13-3/8% Senior
                                 -------
Subordinated Discount Notes due 2009 (together with any notes issued in replacement thereof or in exchange or substitution therefor, the "Notes").
                                                                  -----
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (hereinafter defined).

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, US Unwired Inc. ("Borrower") currently owns, legally and
                                --------
beneficially, approximately 96% of the partnership interests of Pledgor; and

     WHEREAS, Pledgor is the legal and beneficial owner of an approximately eighty percent (80%) partnership interest in Pledged Partnership (as hereinafter defined); and

     WHEREAS, Borrower and Collateral Agent, as Trustee, have entered into that certain indenture dated as of October 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Borrower issued the Notes and Pledgor guaranteed
 ---------
the Notes (the "Guarantee"); and

     WHEREAS, the terms of the Indenture require that the Pledgor (i) pledge to Collateral Agent for the ratable benefit of the Holders of the Notes, and grant to Collateral Agent for the ratable benefit of the Holders of the Notes, a second priority security interest in the Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all of its obligations under both the Indenture and its Guarantee of the Notes (the "Obligations"); and
                                      -----------

     WHEREAS, the payment of the Credit Agreement (as defined), is secured by, inter alia, a first priority pledge of the Collateral (the "Senior Pledge") in
----- ----                                                  -------------
favor of the Lenders and certain other parties to the Credit Agreement, as set forth on the signature pages thereto or as may be added from time to time pursuant to the terms thereof; and

     WHEREAS, the Collateral Agent and CoBank, ACB, have entered into that Intercreditor Agreement (as herein defined); and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement:

     NOW, THEREFORE, in consideration of the premises, and in order to induce the purchase of the Guarantee, Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders of the Notes as follows:

                            ARTICLE I. DEFINITIONS

     SECTION 1.1.  Certain Terms.  The following terms (whether or not
                   -------------
underscored) shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof) when used in this Pledge
Agreement:

     "Collateral" shall mean and include the (i) intercompany notes payable to
      ----------
Pledgor, the Borrower, or any subsidiary of Pledgor or Borrower by Borrower, Pledgor or the Pledged Partnership and (ii) Partnership Interests, Distributions and all certificates, accounts, chattel paper, instruments, general intangibles, cash, books, records, notices and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Partnership Interests or the Distributions, together with all rights of Pledgor to receive and retain any of the foregoing and all proceeds of the foregoing.

     "Credit Agreement" shall mean that certain Credit Agreement, dated as of
      ----------------
October 1, 1999, by and between Borrower and CoBank, ACB, as Administrative Agent and as a Lender, the other Lenders identified therein, and the other parties referenced therein, as the same may be amended, modified, supplemented, extended, or restated from time to time, pursuant to which CoBank, ACB and Lenders have committed to make available to Borrower a revolving credit facility and term loan facility in the aggregate maximum principal amount outstanding at any one time not to exceed $130,000,000.

     "Distributions" shall mean all right, title and interest of Pledgor,
      -------------
whether legal or equitable, now or hereafter existing and howsoever evidenced, incurred or arising, to receive distributions from Pledged Partnership as a partner thereof or otherwise, whether cash or non-cash, including, without limitation, any and all rights of Pledgor to receive a return of all or any part of any contribution made by Pledgor to Pledged Partnership, including, without limitation, any and all rights to receive returns of advances or loans.

     "Event of Default" shall mean any of the events listed in Section 6.01 of
      ----------------
the Indenture.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement between
      -----------------------
the Collateral Agent and the Administrative Agent dated as of October 29, 1999.

     "Obligations" is defined in the Recitals.
      -----------

     "Partnership Agreement" shall mean that certain Partnership Agreement,
      ---------------------
dated as of October 22, 1999 among Pledgor, Fort Bend Telephone Company and XIT Leasing, Inc., and all amendments thereto as of the date hereof, with respect to the rights and obligations of the partners of Pledged Partnership.

     "Partnership Interests" shall mean all right, title and interest of
      ---------------------
Pledgor, whether legal or equitable, now or hereafter existing, and howsoever evidenced or arising, in Pledged Partnership as a partner thereof.

     "Pledge Agreement" is defined in the preamble.
      ----------------                    --------

     "Pledged Partnership" shall mean Texas Unwired, a Louisiana general
      -------------------
partnership.

     "Pledged Partnership Interests" shall mean all Partnership Interests
      -----------------------------
pledged pursuant to the Pledge Agreement.

     "Pledge Agreement" is defined in the preamble.
      ----------------                    --------

     "Satisfaction Date" means the date on which all Obligations under the
      -----------------
Indenture and the Senior Secured Notes have been paid in full or otherwise satisfied.

     SECTION 1.2.  Indenture Definitions.  Unless otherwise defined herein or
                   ---------------------
the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

     SECTION 1.3.  U.C.C. Definitions.  Unless otherwise defined herein or in
                   ------------------
the Indenture or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code from time to time in effect in the State of New York (the "U.C.C.") are used in this Pledge Agreement, including its
                  ------
preamble and recitals, with such meanings.

                              ARTICLE II. PLEDGE

     SECTION 2.1.  Grant of Security Interest.  Pledgor hereby pledges,
                   --------------------------
hypothecates, assigns, charges, delivers and transfers to the Collateral Agent for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Collateral Agent for the ratable benefit of the Holders of the Notes, a continuing security interest in, all of the Collateral.

     SECTION 2.2.  Security for Obligations.  This Pledge Agreement secures the
                   ------------------------
payment in full and in cash of all Obligations.

     SECTION 2.3.  Delivery of Pledged Collateral.  Pledgor hereby agrees that,
                   ------------------------------
pursuant to the terms of the Intercreditor Agreement, all certificates or instruments representing or evidencing the Collateral shall be held by the Administrative Agent for the benefit of the Lenders and the Holders. Upon expiration or termination of the Intercreditor Agreement, Pledgor shall immediately deliver or cause to be delivered to the Collateral Agent all certificates or instruments representing or evidencing the Collateral. All such certificates or instruments shall be in suitable form for transfer by delivery and shall be accompanied by instruments of transfer or assignment duly executed in blank and undated, all in form and substance satisfactory to the Collateral Agent.

     SECTION 2.4.  Distributions on Pledged Partnership Interests.  In the event
                   ----------------------------------------------
that any Distribution is to be paid on any Pledged Partnership Interest at a time when no Event of Default has occurred and is continuing, such Distribution may be paid directly to Pledgor. If any such Event of Default has occurred and is continuing, then any such Distribution shall be paid directly to the Collateral Agent.

     SECTION 2.5.  Continuing Security Interest.  This Pledge Agreement shall
                   ----------------------------
create a continuing security interest in the Collateral and shall:

          (a) remain in full force and effect until all Obligations under the Indenture and the Notes are satisfied in full;

          (b) be binding upon each Pledgor and its successors, transferees and assigns; and

          (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Holders of the Notes.

The security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor on the Satisfaction Date. Upon any such termination or release of Collateral, the Collateral Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Partnership Interests, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.

     SECTION 2.6.  Security Interest Absolute.  All rights of the Collateral
                   --------------------------
Agent and the Liens granted to the Collateral Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) the failure of the Collateral Agent, for its own benefit or the benefit of the Holders of the Notes:

               (i) to assert any claim or demand or to enforce any right or remedy against Pledgor, any Guarantor (as such term is defined in the Indenture) or any other Person under the provisions of the Indenture, the Notes or the Guarantees or otherwise, or

               (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations of Pledgor or any Guarantor.

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of Pledgor or any Guarantor,

          (d) any reduction, limitation, impairment or termination of any Obligation of Pledgor or any Guarantor for any reason (other than the satisfaction of and repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Pledgor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligation of Pledgor, any Guarantor or otherwise,

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Indenture, the Notes or the other Guarantees,

          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or

          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Pledgor, any Guarantor, any surety or any guarantor.

     SECTION 2.7.  Postponement of Subrogation, etc.  Pledgor will not exercise
                   --------------------------------
any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Satisfaction Date. Any amount paid to Pledgor on account of any payment made hereunder shall be held in trust for the benefit of the Holders of the Notes and shall immediately be paid to the Collateral Agent, for the ratable benefit of the Holders of the Notes, and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Indenture, provided, however, that if

          (a) Pledgor has made payment to the Collateral Agent for the ratable benefit of the Holders of the Notes of all or any part of the Obligations, and

          (b)  the Satisfaction Date has occurred,

the Collateral Agent, on behalf of the Holders of the Notes, agrees that, at Pledgor's request, the Collateral Agent, on behalf of the Holders of the Notes, will execute and deliver to Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Pledgor of an interest in the Obligations resulting from such payment by Pledgor. In furtherance of the foregoing, prior to the Satisfaction Date, Pledgor shall refrain from taking any action or commencing any proceeding against any Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to the Collateral Agent or the Holders of the Notes.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

     Warranties, etc.  Pledgor represents and warrants unto the Collateral Agent
     ----------------
and the Holders of the Notes, as at the date of each pledge and delivery hereunder by Pledgor to the Collateral Agent of any Collateral as set forth in this Article:

     SECTION 3.1.  Ownership, No Liens, etc.  Pledgor is the legal and
                   ------------------------
beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, including the eighty (80%) partnership interest in the Pledged Partnership free and clear of all Liens, except any Lien granted pursuant hereto in favor of the Collateral Agent or any Permitted Lien.

     SECTION 3.2.  Valid Security Interest.
                   -----------------------

          (a) The execution and delivery of this Pledge Agreement creates a valid second-priority security interest in the Collateral and (i) in the case of any intercompany notes and any Pledged Partnership Interests that are certificated, upon the delivery of such Collateral to the Administrative Agent or a person described in Section 8-301(a)(2) of the U.C.C. such security interest will be a valid second-priority, perfected security interest, and (ii) in the case of all other Collateral, upon the filing of the U.C.C. financing statements (Form U.C.C.-1) delivered by the Pledgors to the Collateral Agent with respect to such Collateral, such security interest will be a valid second-priority, perfected security interest. Pledgor has filed all U.C.C. financing statements (Form U.C.C.-1) referred to above in the appropriate offices therefor and has taken all of the other actions referred to above necessary to create perfected and second-priority security interests in the applicable Collateral.

          (b) Upon the expiration or termination of the Intercreditor Agreement, and the receipt of notice of such satisfaction by Pledgor, Pledgor shall deliver, or cause the Collateral to be delivered, to the Collateral Agent, at which time the pledge made pursuant to this Pledge Agreement shall create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations for the benefit of Collateral Agent and the Holders of the Notes, and enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Collateral from Pledgor.

     SECTION 3.3.  Organization.  Pledgor is a limited liability company duly
                   ------------
organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to enter into this Pledge Agreement; and Pledgor's principal place of business and the place it maintains all records relating to the Collateral is now at the location listed in Section
8.4 and Pledgor's taxpayer identification number is 72-1407430.

     SECTION 3.4.  As to Pledged Partnership Interests.  In the case of any
                   -----------------------------------
Pledged Partnership Interests constituting Collateral, all such Pledged Partnership Interests are duly authorized and validly issued, fully paid and non-assessable, and constitute 80% of the partnership interests of Pledgor. Pledgor does not have any Subsidiaries incorporated in the United States of which it directly owns any Capital Stock other than the Pledged Partnership. In the event any of the Pledged Partnership Interests become certificated, the certificates representing the Pledged Partnership Interests shall be delivered to the Collateral Agent or a person described in Section 8-301(a)(2) of the U.C.C., with stock powers, accompanied by undated instruments of transfer duly executed in blank and the Collateral Agent has "control" (as defined in the U.C.C.) of such Pledged Shares.

     SECTION 3.5.  Authorization, Approval, etc.  No authorization, approval or
                   ----------------------------
other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required either

          (a) for the pledge by Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor, or

          (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Partnership Interests as may be required in connection with a disposition of such Pledged Partnership Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement, provided, however, that in order to exercise the voting and certain other rights
--------  -------
provided for in this Pledge Agreement, the Pledged Partnership Interests must be transferred into the name of the Collateral Agent on the books and records of the Issuer prior to the exercise of such voting or other rights.

     SECTION 3.6.  Compliance with Laws.  Pledgor is in compliance with the
                   --------------------
requirements of all applicable laws (including, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could have a material adverse effect on the business, prospects, financial condition or results of operations of Pledgor, or draw into question the validity of this Pledge Agreement or the other documents contemplated by the Indenture or adversely affect the value of the Collateral.

     SECTION 3.7.  Power to Enter Into Agreement. Pledgor has all requisite
                   -----------------------------
corporate power and authority to enter into this Pledge Agreement.

     SECTION 3.8.  Due Execution.  This Pledge Agreement has been duly executed
                   -------------
and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     SECTION 3.9.  No Litigation.  No litigation, investigation or proceeding of
                   -------------
or before any arbitrator or governmental authority is pending or, to the best knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby.

     SECTION 3.10. Legal Pledge.  The pledge of the Collateral pursuant to this
                   ------------
Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                             ARTICLE IV. COVENANTS

     SECTION 4.1.  Protect Collateral, Further Assurances, etc.  Except for the
                   -------------------------------------------
Senior Pledge, or as otherwise provided for in the Credit Agreement, Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the

Collateral Agent hereunder or as specifically permitted by the Indenture). Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Pledgor will not certificate or issue any Partnership Interests unless the same are immediately pledged to the Collateral Agent hereunder and delivered to the Administrative Agent, the Collateral Agent or a person described in Section 8-301(a) of the U.C.C.

     SECTION 4.2.  Endorsements.  Pledgor agrees that all certificated Pledged
                   ------------
Partnership Interests delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. Pledgor will, from time to time upon the reasonable request of the Collateral Agent, promptly deliver to the Collateral Agent such instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default, promptly cause the Pledged Partnership to transfer any Pledged Partnership Interests or other Collateral into the name of any nominee designated by the Collateral Agent.

     SECTION 4.3.  Continuous Pledge.  Subject to Section 2.4 hereof, Pledgor
                   -----------------
will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Partnership Interests, all Distributions with respect thereto, and all other Collateral, instruments, proceeds and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.

     SECTION 4.4.  Voting Rights, Dividends, etc.  Pledgor agrees:
                   -----------------------------

          (a) if an Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by Pledgor and without any request therefore by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4 hereof; and
                     -----------

          (b) if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified Pledgor of the Collateral Agent's intention to exercise its voting power under this Section:

             (i) the Collateral Agent may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Partnership Interests or other Collateral, and Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Partnership Interests and such other Collateral; and

               (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Distributions and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in this Section, Pledgor has the exclusive power to exercise all voting and other consensual rights with respect to the Pledged Partnership Interests, and the Collateral Agent shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor, and which are necessary to allow Pledgor to exercise such powers with respect to any of the Pledged Partnership Interests; provided,
                                                                 --------
however, that no vote shall be cast, or consent, waiver or ratification given,
-------
or action taken by Pledgor that would materially impair the value of any Collateral or be inconsistent with or violate any provision of the Indenture, the Notes, the Guarantees or this Pledge Agreement.

                        ARTICLE V. THE COLLATERAL AGENT

     SECTION 5.1.  Collateral Agent Appointed Attorney-in-Fact.  Pledgor hereby
                   -------------------------------------------
irrevocably appoints the Collateral Agent as Pledgor's attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in its own name, from time to time in the Collateral Agent's discretion, to take, upon the occurrence and during the continuance of an Event of Default, any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and
                                                     ----------
          (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

     SECTION 5.2.  Authority of Collateral Agent.
                   -----------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall not be liable for the actions of any such agents appointed with due care and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each or Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) The Trustee has been appointed as trustee pursuant to the Indenture. The actions of the Trustee hereunder, acting as Collateral Agent, are subject to the provisions of the Indenture.

     SECTION 5.3.  Resignation or Removal of the Collateral Agent.  Until such
                   ----------------------------------------------
time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to Pledgor, the Trustee (as defined in the Indenture) and the Holders of the Notes, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Trustee (if the Trustee is not then acting as the Collateral Agent hereunder), or if the Trustee and the Collateral Agent are the same person or entity, the Holders of the Notes shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgors. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders of the Notes, as provided in this Section. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. Any Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

     SECTION 5.4.  Release; Termination of Agreement.
                   ---------------------------------

          (a) This Pledge Agreement shall terminate upon the earlier to occur of: (i) full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent, (ii) the day of the Legal Defeasance of all of the Obligations pursuant to Section 8.02 of the Indenture (other than those surviving Obligations specified therein) or
     (iii) such other termination date as is provided by the Indenture. At such time, the Collateral Agent shall, at the request of Pledgor, reassign and redeliver to Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Pledgors.

          (b) Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Collateral; provided, however, that if Pledgor shall sell any of the Collateral in accordance with the terms of the Indenture, the Collateral Agent shall, at the request of Pledgor and subject to requirements of Section 12.03 of the Indenture, release the Collateral subject to such sale free and clear of the Lien under this Pledge Agreement.

     SECTION 5.5.  Collateral Agent May Perform.  If Pledgor fails to perform
                   ----------------------------
any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by Pledgor pursuant to Section
6.5 hereof.

     SECTION 5.6.  Collateral Agent Has No Duty.  The powers conferred on the
                   ----------------------------
Collateral Agent hereunder are solely to protect its interest (on behalf of the Holders of the Notes) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

          (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

          (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.7.   Reasonable Care.  The Collateral Agent is required to
                    ---------------
exercise reasonable care in the custody and preservation of any of the Collateral in its possession, provided, however, the Collateral Agent shall be
                              --------  -------
deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Pledgor reasonably requests in writing from time to time, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                             ARTICLE VI. REMEDIES

     SECTION 6.1.  Certain Remedies.  If an Event of Default shall have occurred
                   ----------------
and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten day's prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  The Collateral Agent may

             (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

             (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

             (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

             (iv) endorse any checks, drafts or other writings in Pledgor's name to allow collection of the Collateral,

             (v)   take control of any proceeds of the Collateral and

             (vi) execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2.  Further Action.  If the Collateral Agent shall determine to
                   --------------
exercise its right to sell all or any of the Collateral pursuant to Section 6.1,
                                                                    ------------
Pledgor agrees that, upon request of the Collateral Agent, Pledgor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION 6.3.  Compliance with Restrictions.  Pledgor agrees that in any
                   ----------------------------
sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.4.  Application of Proceeds.  All cash proceeds received by the
                   -----------------------
Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 7.07 of the Indenture and, Section
                                                                       -------
6.5 below) in whole or in part by the Collateral Agent against, all or any part
---
of the Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or other proceeds held by the Collateral Agent and remaining after the Satisfaction Date, shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency.

     SECTION 6.5.  Indemnity and Expenses. Pledgor hereby indemnifies and holds
                   ----------------------
harmless the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct, and Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur, in each case, in connection with:

          (a)  the administration of this Pledge Agreement,

          (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral,

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or

          (d) the failure by Pledgor to perform or observe any of the provisions hereof.

                      ARTICLE VII. LOUISIANA PROVISIONS.

     SECTION 7.1.  General.  The provisions of this Article 7 shall apply to the
                   -------
Collateral and all proceeds thereof at all times during which such Collateral or the proceeds there-of are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect. The term "Louisiana Collateral" as used herein shall refer to all portions of the Collateral and the proceeds thereof that are from time to time located in the State of Louisiana or are otherwise subject to Louisiana law at all times during which such portions or proceeds thereof are located in Louisiana or are otherwise mandatorily subject to the application of Louisiana law under the applicable laws of other states.

     SECTION 7.2.  Financing Statements.  Pledgor will complete and sign one or
                   --------------------
more appropriate Louisiana UCC-1 financing statements with regard to the Collateral and the proceeds thereof. Pledgor authorizes Collateral Agent, at Pledgor's expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such Louisiana UCC-1 financing statements with the appropriate filing officer or officers in the State of Louisiana, pursuant to the provisions of Chapter 9 of the Louisiana Commercial Laws.

     SECTION 7.3.  Event of Default; Remedies.  Upon the occurrence of any Event
                   --------------------------
of Default hereunder, Collateral Agent shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Pledge Agreement, the Indenture or any related documents, under Chapter 9 of the Louisiana Commercial Laws (La. R.S.
(S)(S) 10:9-101, et seq.), under the Uniform Commercial Code of any state other
                 -- ---
than Louisiana, or at law or equity generally:

          (a) Collateral Agent may cause the Louisiana Collateral, or any part or parts there-of, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying Pledgor or placing Pledgor in default.

          (b) For purposes of foreclosure under Louisiana executory process procedures, Pledgor confesses judgment and acknowledges to be indebted unto and in favor of Collateral Agent and the Holder up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, Pledgor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay

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     provided under Articles 2331 and 2722 of the Louisiana Code of Civil
     Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other similar provisions of the Louisiana Code of Civil Procedure not specifically listed hereinabove.

          (c) Should any of the Louisiana Collateral be seized as an incident to an action for the recognition or enforcement of the Obligations or this Pledge Agreement, the Indenture or any related document, by executory process, sequestration, attachment, writ of fieri facias or otherwise,
                                                 -------------
     Pledgor agrees that the court issuing any such order shall, if requested by Collateral Agent, appoint Collateral Agent or any person or entity named by Collateral Agent at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. (S)(S) 9:5136, et seq., Pledgor agrees to pay the reasonable fees of
                         -- ---
     such keeper, which compensation to the keeper shall also be a part of the Obligations secured under this Pledge Agreement.

          (d) Should it become necessary for Collateral Agent to foreclose against the Louisiana Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. (S) 9:3509.1, La. R.S. (S) 9:3504(D)(6) and La. R.S. (S) 10:9-508, as applicable.

     SECTION 7.4.  GOVERNING LAW.  ANYTHING TO THE CONTRARY CONTAINED IN THIS
                   -------------
PLEDGE AGREEMENT NOTWITHSTANDING, THE SECURITY INTERESTS IN THE LOUISIANA COLLATERAL GRANTED IN THIS PLEDGE AGREEMENT, AND COLLATERAL AGENT'S OR ANY HOLDER'S REMEDIES IN THE COURTS SITTING IN AND FOR THE STATE OF LOUISIANA WITH RESPECT TO THE LOUISIANA COLLATERAL SHALL BE GOVERNED BY LOUISIANA LAW.

                    ARTICLE VIII. MISCELLANEOUS PROVISIONS

     SECTION 8.1.  Security Agreement.  This Pledge Agreement is a Security
                   ------------------
Agreement executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 8.2.  Amendments, etc.  No amendment to or waiver of any provision
                   ---------------
of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Holders of the Notes) and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 8.3.  Protection of Collateral.  The Collateral Agent may from time
                   ------------------------
to time, at its option, and at the expense of the Pledgor, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fall to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any

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other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 8.4.  Addresses for Notices.  All notices and other communications
                   ---------------------
provided for hereunder shall be in writing and addressed, delivered or transmitted, if to Pledgor, at the address or facsimile number of US Unwired, Inc. provided for in the Indenture, and, if to the Collateral Agent, at State Street Bank and Trust Company, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Telecopier No.: (860) 244-1889, Attn: Laurel Melody-Casasanta, or as to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a)(i) if mailed and properly addressed with postage prepaid or (ii) if properly addressed and sent by pre-paid courier service, shall be deemed given when such notice has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

     SECTION 8.5.  Headings.  The various headings of this Pledge Agreement are
                   --------
inserted for convenience only, and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

     SECTION 8.6.  Severability.  Any provision of this Pledge Agreement which
                   ------------
is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 8.7.  GOVERNING LAW.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A
                   -------------
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS.

     SECTION 8.8.  Counterparts.  This Pledge Agreement may be executed by the
                   ------------
parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective and binding upon Pledgor when a counterpart hereof executed on behalf of Pledgor shall have been received by the Collateral Agent.

                  [Signatures commence on the following page]

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


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LOUISIANA UNWIRED, LLC


                                        By
                                           -------------------------------------
                                           Title:

                                        STATE STREET BANK AND TRUST
                                          COMPANY as Collateral Agent

                                        By
                                           _____________________________________
                                           Title:


                                      S-1